                                                                    Exhibit 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Lone Star Seeks to Purchase TXCC
Wichita, Kansas                                                January 28, 2004

Lone Star  Steakhouse & Saloon,  Inc.  ("Lone Star" or the "Company")  announced today that its First Amended Plan of Reorganization  to purchase TX.C.C.,  Inc., and affiliated entities TXCC-Preston and TXLC-Albuquerque  (collectively "TXCC")
out of bankruptcy has been confirmed by the United States  Bankruptcy  Court for the District of Texas, Dallas Division. The plan will be funded by Lone Star and provides that the creditors of TXCC will receive cash or Lone Star common stock, at the option of the  creditor.  TXCC  presently  owns and operates  twenty (20)
Texas Land and Cattle Steak House(R) restaurants located primarily in Texas.

Lone Star's Chief Executive Officer,  Jamie B. Coulter,  stated, "We are excited to add Texas  Land and  Cattle as our  newest  concept.  Texas  Land and  Cattle presents strategic growth opportunities and significantly increases our presence in Texas."

Lone Star owns and operates 249 Lone Star  Steakhouse & Saloon  restaurants;  15
Sullivan's  Steakhouse  restaurants;  five Del Frisco's Double Eagle Steak House restaurants and 20 Texas Land and Cattle Company restaurants.  Licensees operate three domestic and 13 international Lone Star restaurants,  and one domestic Del
Frisco's Double Eagle Steak House  restaurant.  More information can be found at
WWW.LONESTARSTEAKHOUSE.COM.
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This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  are  reasonable,  any of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.